EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Shaw Group Inc.:

We consent to the incorporation by reference in the registration statements listed below of The Shaw Group Inc. and subsidiaries of our reports dated October 28, 2010, with respect to the consolidated balance sheets of The Shaw Group Inc. and subsidiaries as of August 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended August 31, 2010, and the effectiveness of internal control over financial reporting as of August 31, 2010, which reports appear in the August 31, 2010 Annual Report on Form 10-K of The Shaw Group Inc. and subsidiaries.

•	Form S-8 No. 333-02666 (dated March 22, 1996) pertaining to The Shaw Group Inc. 1993 Employee Stock Option Plan

•	Form S-8 No. 333-36315 (dated September 24, 1997) pertaining to The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan

•	Form S-8 No. 333-87175 (dated September 16, 1999) pertaining to The Shaw Group Inc. 1993 Employee Stock Option Plan

•	Form S-8 No. 333-62852 (dated June 12, 2001) pertaining to The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan

•	Form S-8 No. 333-62856 (dated June 12, 2001) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. Stone & Webster Acquisition Stock Option Plan

•	Form S-8 No. 333-105520 (dated May 23, 2003) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan

•	Form S-8 No. 333-115154 (dated May 4, 2004) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. 1996 Non Employee Director Stock Option Plan

•	Form S-8 No. 333-115155 (dated May 4, 2004) pertaining to The Shaw Group Inc. 401(k) Plan and The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees

•	Form S-8 No. 333-132167 (dated March 2, 2006) pertaining to The Shaw Group Inc. 2001 Employee Incentive Compensation Plan and The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan (f/k/a 1996 Non-Employee Director Stock Option Plan)

•	Form S-8 No. 333-160557 (dated July 13, 2009) pertaining to The Shaw Group Inc. 401(k) Plan and The Shaw Group Inc. 401(k) Plan for Certain Hourly Employees.

•	Form S-8 No. 333-160556 (dated July 13, 2009) pertaining to The Shaw Group Inc. 2008 Omnibus Incentive Plan.

/s/  KPMG LLP

Baton Rouge, Louisiana
October 28, 2010